Exhibit 4.1

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [ ]	NUMBER OF RIGHTS: [ ]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [      ], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PHILADELPHIA STOCK TRANSFER, INC., THE SUBSCRIPTION AGENT.

CONTRAVIR PHARMACEUTICALS, INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable subscription rights, each to purchase units of ContraVir Pharmaceuticals, Inc.,

each unit consisting of one share of Series C Convertible Preferred Stock and 323 warrants

Subscription Price: $1,000 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 28, 2018,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each subscription right, which we refer to as the basis subscription right, entitles the holder thereof to subscribe for and purchase one unit of ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at a subscription price of $1,000 per unit, pursuant to a rights offering, on the terms and subject to the conditions set forth in the prospectus and the “Instructions as to Use of ContraVir Pharmaceuticals, Inc. Subscription Rights Certificates” accompanying this subscription rights certificate. Each unit consists of one share of Series C Convertible Preferred Stock, par value of $0.0001, and 323 warrants. Each warrant will be exercisable for one share of our common stock, par value of $0.0001. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional units that remain unsubscribed for as a result of any unexercised basic subscription rights pursuant to the terms and conditions of the rights offering, which we refer to as the over-subscription privilege, subject to proration and stock ownership limitations as described in the prospectus. The subscription rights represented by this subscription rights certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit. If the subscriber attempts to exercise its over-subscription privilege and the Company is unable to issue the subscriber the full amount of units requested, the subscription agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

This subscription rights certificate is not valid unless countersigned by Philadelphia Stock Transfer, Inc., the subscription agent.

WITNESS the signatures of the duly authorized officers of ContraVir Pharmacueticals, Inc.

Dated: [•], 2018

By:		By:
	Name: Title:	Name: Title:

COUNTERSIGNED AND REGISTERED BY BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
By:
Name: Title:

FORM ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this subscription rights certificate is entitled to exercise the number of subscription rights shown in the upper right hand corner of the subscription rights certificate and may subscribe for additional units upon the terms and conditions specified in the prospectus. The undersigned hereby represents, in connection with this election, that the undersigned has not since the record date entered into any short sale or similar transaction with respect to the common stock of ContraVir Pharmaceuticals, Inc. The undersigned hereby notifies the subscription agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for units pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:	X	$1,000	=	$
Number of Units		Subscription price		Payment enclosed
(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional units pursuant to your over-subscription privilege
Over-Subscription Privilege:	X	$1,000	=	$
Number of Units		Subscription price		Payment enclosed
(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $
(d)	IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME OF THE PERSON YOU SPOKE WITH:

METHOD OF PAYMENT (CHECK ONE):	☐	CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to “Philadelphia Stock Transfer, Inc., as subscription agent for ContraVir Pharmaceuticals, Inc.”

☐

Wire transfer of immediately available funds directly to the account maintained by Philadelphia Stock Transfer, Inc., as subscription agent, for purposes of accepting subscriptions in this rights offering at                        FBO ContraVir Pharmacueticals, Inc., with reference to the name of the subscription rights holder.

	☐	U.S. POSTAL MONEY ORDER, payable to “Philadelphia Stock Transfer, Inc., as subscription agent for ContraVir Pharmaceuticals, Inc.”

☐

UNCERTIFIED PERSONAL CHECK, payable to “Philadelphia Stock Transfer, Inc., as subscription agent for ContraVir Pharmaceuticals, Inc.” (which must clear before the expiration date to be considered a valid form of payment; please see prospectus and instructions)

I acknowledge receipt of the prospectus in connection with the rights offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the subscription rights.

Signature(s) of Subscriber(s) Address:	Signature(s) of Subscriber(s) Address:

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS

CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF CONTRAVIR PHARMACEUTICALS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT PHILADELPHIA STOCK TRANSFER, INC., THE INFORMATION AGENT, AT (484) 416-3124.